UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                        --------------------------------
                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): November 13, 2009
                                                         -----------------

                            TERRITORIAL BANCORP INC.
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             (Exact name of Registrant as specified in its charter)

         Maryland                        1-34403                26-4674701
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(State or Other Jurisdiction          (Commission          (I.R.S. Employer
 of Incorporation)                     File Number)         Identification No.)


             1132 Bishop Street, Suite 2200, Honolulu, Hawaii 96813
             ------------------------------------------------------
                    (Address of principal executive offices)

                                 (808) 946-1400
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               Registrant's telephone number, including area code

                                 Not Applicable
          -------------------------------------------------------------
          (Former Name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 5.02.  Departure of Directors or Certain  Officers;  Election of Directors:
Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Employment Agreements. On November 13, 2009, Territorial Bancorp Inc. entered into separate employment agreements with Allan S. Kitagawa, Chairman of the Board, President and Chief Executive Officer, Vernon Hirata, Vice Chairman of the Board, Co-Chief Operating Officer, General Counsel and Corporate Secretary, and Ralph Y. Nakatsuka, Vice Chairman of the Board and Co-Chief Operating Officer. The employment agreements each provide for three-year terms, subject to annual renewal by the board of directors for an additional year beyond the then-current expiration date. The initial base salaries under the employment agreements are $801,954 for Mr. Kitagawa, $282,555 for Mr. Hirata and $282,555 for Mr. Nakatsuka. The employment agreements also provide for participation in employee benefit plans and programs maintained for the benefit of senior management personnel, including discretionary bonuses, participation in stock-based benefit plans, and certain fringe benefits applicable to executive employees, including but not limited to the use of an automobile and cellular phone.

     Upon termination of an executive's employment for cause, as defined in each of the employment agreements, the executive will receive no further compensation or benefits under his employment agreement. In the event of the executive's involuntary termination of employment for reasons other than cause, disability, or death, or if the executive resigns under specified circumstances that constitute constructive termination, the executive will receive a single lump sum cash payment equal to the base salary, cash bonus, and employer contributions to benefit plans that would have been payable for the remaining terms of his agreement. In addition, Territorial Bancorp Inc. will continue to provide life, health, and dental coverage for up to three years thereafter, with the executive responsible for his share of the employee premium.

     If the executive terminates his employment for any reason other than for cause within 12 months following a change in control of Territorial Bancorp Inc. or Territorial Savings Bank, the wholly-owned subsidiary of Territorial Bancorp Inc., the executive will receive a single lump sum cash payment equal to the greater of (a) the amount he would have received in the event of his involuntary termination of employment for reasons other than cause, disability, or death, or resignation under specified circumstances that constitute constructive termination, or (b) three times his prior five-year average of taxable compensation, less one dollar. In addition, Territorial Bancorp Inc. will continue to provide life, health, and dental coverage for up to three years thereafter, with the executive responsible for his share of the employee premium.

     In the event of death, the executive's estate will receive payments of base salary for 60 days immediately thereafter and any other compensation accrued as of the date of death. In the event of termination of employment due to disability, the executive will be entitled to the disability benefits set forth in his employment agreement.

     Each executive has entered into a separate employment agreement with Territorial Savings Bank. To the extent payments and benefits are paid to or received by an executive under his employment agreement with Territorial Savings Bank, the payments and benefits paid by Territorial Savings Bank will be subtracted from any payments or benefits paid by Territorial


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Bancorp Inc., such that the executive will not receive any duplicate payments or benefits under his employment agreement with Territorial Bancorp Inc.

     Upon termination of employment (other than a termination in connection with a change in control), the executive will be required to adhere to a one-year non-competition provision. The executive will be required to release Territorial Bancorp Inc. from any and all claims in order to receive any payments and benefits under his agreement. Territorial Bancorp Inc. will pay all reasonable costs and legal fees of the executive in relation to the enforcement of the employment agreement, provided the executive succeeds on the merits in a legal judgment, arbitration proceeding or settlement. The employment agreement also provides for indemnification of the executive to the fullest extent legally permissible.

     The foregoing descriptions of the employment agreements are qualified in their entirety by reference to the employment agreements attached hereto as
Exhibit 10.1, Exhibit 10.2, and Exhibit 10.3 of this Current Report, and are incorporated by reference into this Item 5.02.

     Non-Qualified Supplemental Employee Stock Ownership Plan. On November 13, 2009, Territorial Savings Bank adopted the Non-Qualified Supplemental Employee Stock Ownership Plan to provide certain executives with benefits to which they would otherwise be entitled under the Territorial Savings Bank Employee Stock Ownership Plan ("ESOP"), but for the limitations imposed by the Internal Revenue Code. A committee appointed by the Territorial Savings Bank's Board of Directors administers the plan.

     Each plan year, Territorial Savings Bank will contribute an annual ESOP credit to each participant's plan account. The annual ESOP credit is a cash credit equal the difference between (i) the fair market value of the number of shares of common stock of Territorial Bancorp Inc. and the dividends and earnings thereon that would have been allocated to the participant's ESOP account for the plan year, but for the limitations imposed by the Internal Revenue Code, and (ii) the fair market value of the number of shares of common stock of Territorial Bancorp Inc. and the dividends and earnings thereon actually allocated to the participant's ESOP account for the plan year.

     Upon the earlier of: (i) the participant's separation from service; (ii) the participant's disability; (iii) the participant's death; or (iv) a change in control of Territorial Savings Bank or Territorial Bancorp Inc., the participant will be entitled to a single lump sum cash payment equal to the value of the participant's plan account. The cash payment to which the participant is entitled to receive will be paid within 90 days following the participant's distribution triggering event under the plan, provided, however if the participant is a "specified employee" as defined in Section 409A of the Internal Revenue Code and the participant's distribution triggering event is due to his separation from service, the participant's cash payment will be made on the first day of the seventh month following the participant's separation from service.

     The foregoing description of the Non-Qualified Supplemental Employee Stock Ownership Plan is qualified in its entirety by reference to the plan attached hereto as Exhibit 10.4 of this Current Report, and is incorporated by reference into this Item 5.02.


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Item 9.01. Financial Statements and Exhibits.

(a)  Financial Statements of Businesses Acquired: None

(b)  Pro Forma Financial Information: None

(c)  Shell company transactions: None

(d)  Exhibits:

     Exhibit 10.1: Employment Agreement for Allan S. Kitagawa

     Exhibit 10.2: Employment Agreement for Vernon Hirata

     Exhibit 10.3: Employment Agreement for Ralph Y. Nakatsuka

     Exhibit 10.4: Non-Qualified Supplemental Employee Stock Ownership Plan


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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     TERRITORIAL BANCORP INC.


Date: November 13, 2009          By: /s/ Vernon Hirata
                                     ------------------------------------------
                                     Vernon Hirata
                                     Vice Chairman, Co-Chief Operating Officer,
                                     General Counsel, and Corporate Secretary
                                     (Duly Authorized Representative)